Loan No.: 50-1000045	St. Augustine

RENEWAL PROMISSORY NOTE INCLUDING FUTURE ADVANCE

$27,250,000.00	as of March 31, 2006

THIS RENEWAL PROMISSORY NOTE INCLUDING FUTURE ADVANCE (this “Note”), is made as of the date set forth above by LVP ST. AUGUSTINE OUTLETS LLC, a Delaware limited liability company ("Borrower"), whose address is c/o The Lightstone Group, 326 Third Street, Lakewood, New Jersey 08701, to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Lender”) at the office of Lender at Commercial Real Estate Services, 8739 Research Drive URP - 4, NC 1075, Charlotte, North Carolina 28262.

WHEREAS, the principal sums evidenced by and advanced or to be advanced pursuant to the terms of this Note consist of: (i) $22,349,685.19 of outstanding principal formerly evidenced by that certain Promissory Note dated June 30, 1998 (the “Existing Note”), in favor of Nationsbank of Tennessee, N.A. (n/k/a Bank of America, N.A.) in the amount of $32,000,000.00 as amended and reduced by that certain Assumption and Release Agreement and as assigned to Wells Fargo Bank, N.A. (formerly known as Wells Fargo Bank Minnesota, N.A.), as Trustee for the Registered Holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates Series 2002-3 and in its capacity as Lead Lender on Behalf of the Holders of the Related Companion Loans (the “Original Lender”) in the original principal amount of TWENTY FOUR MILLION and 00/100 Dollars ($24,000,000.00), which Existing Note, together with the mortgages securing such Existing Note (collectively, the "Existing Mortgage"), was assigned by Original Lender to Lender pursuant to that certain Assignment of Mortgage dated as of even date herewith and recorded in the public records of St. John’s County, Florida (and which such Existing Mortgage was amended and restated in its entirety pursuant to that certain Note and Mortgage Modification Agreement Evidencing Renewal Promissory Note Including Future Advance, and Amended and Restated Mortgage, Security Agreement and Fixture Filing dated as of even date herewith and recorded in the public records of Duval County, Florida), and (iii) $4,900,314.81 of new loan proceeds (hereinafter referred to as the “Future Advance”); and

WHEREAS, this Note is given, in part, to renew the Existing Note. As to the renewal of the Existing Note, this Note is intended to comply with the requirements of §201.09, Florida Statutes, and is intended to be exempt from documentary stamp taxation thereunder. Accordingly, pursuant to §201.09, Florida Statutes, Documentary stamp taxes in the amount of $17,151.40, based upon the amount of the Future Advance, and intangible tax in the amount of $9,800.80, based upon the amount of the Future Advance, .have been paid and affixed to the Security Instrument (as defined herein) securing this Note.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Lender”), at the office of Lender at Commercial Real Estate Services, 8739 Research Drive URP - 4, NC 1075, Charlotte, North Carolina 28262, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of TWENTY-SEVEN MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($27,250,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of six and nine hundredths percent (6.09%) (the “Note Rate”), together with all other amounts due hereunder or under the other Loan Documents (as defined herein), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

ARTICLE I

TERMS AND CONDITIONS

Section 1.1 Computation of Interest. Interest shall be computed hereunder based on a 360-day year and based on the actual number of days elapsed for any period in which interest is being calculated. Interest shall accrue from the date on which funds are advanced hereunder (regardless of the time of day) through and including the day on which funds are credited pursuant to Section 1.2 hereof.

Section 1.2 Payment of Principal and Interest. Payments in federal funds immediately available at the place designated for payment received by Lender prior to 2:00 p.m. eastern time on a day on which Lender is open for business at said place of payment shall be credited prior to close of business, while other payments, at the option of Lender, may not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. eastern time on the next day on which Lender is open for business. Interest only shall be payable in twelve (12) consecutive monthly installments in the amount set forth on Annex 1 beginning on May 11, 2006 (the “First Payment Date”), and continuing on the eleventh (11th) day of each and every calendar month thereafter through and including April 11, 2007 and, thereafter, principal and interest shall be payable in equal consecutive monthly installments of $164,957.60 each, beginning on May 11, 2007, and continuing on the eleventh (11th) day of each and every calendar month thereafter through and including March 11, 2016 (each, a “Payment Date”). On April 11, 2016 (the “Maturity Date”), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.

Section 1.3 Application of Payments. So long as no Event of Default (as hereinafter defined) exists hereunder or under any other Loan Document, each such monthly installment shall be applied, first, to any amounts hereafter advanced by Lender hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Lender, third, to the payment of accrued interest and last to reduction of principal.

Section 1.4 Payment of “Short Interest”. If the advance of the principal amount evidenced by this Note is made on a date other than a Payment Date, Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through and including the tenth (10th) day of either (x) this month, in the event that the date hereof is on or prior to the 11th of the month, and (y) the immediately succeeding month, in the event that the date hereof is after the 11th of the month.

Section 1.5 Prepayment; Defeasance.

(a) This Note may not be prepaid, in whole or in part (except as otherwise specifically provided herein), at any time prior to the Payment Date occurring three (3) Payment Dates immediately prior to the Maturity Date (the “Lockout Expiration Date”). In the event that Borrower wishes to have the Property (as defined in the Security Instrument) released from the lien of the Security Instrument prior to the Lockout Expiration Date, Borrower’s sole option shall be a Defeasance (as hereinafter defined) upon satisfaction of the terms and conditions set forth in Section 1.5(d) hereof. Notwithstanding anything contained in this Note or any of the other Loan Documents to the contrary, this Note may be prepaid in whole but not in part without premium or penalty on any Payment Date (subject to the proviso below) occurring from and after the Lockout Expiration Date provided (i) written notice of such prepayment is received by Lender not more than ninety (90) days and not less than thirty (30) days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued hereunder through the date of such prepayment and all other sums due hereunder or under the other Loan Documents; provided, however, that if such prepayment is received on a day that is not a Payment Date, Borrower shall pay interest on the outstanding principal balance hereof immediately preceding such prepayment at the Note Rate for a period from the date of such payment through and including the tenth (10th) day of either (x) the month in which the prepayment occurs if such payment is made prior to the 11th day of such month, and (y) the immediately succeeding month in which the prepayment occurs if such payment is made after the 11th day of such month. If, upon any such permitted prepayment on any Payment Date occurring on or after the Lockout Expiration Date, the aforesaid prior written notice has not been timely received by Lender, there shall be due a prepayment fee equal to the lesser of (i) thirty (30) days’ interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid and (ii) interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid that would have been payable for the period from, and including, the date of prepayment through the Maturity Date, as though such prepayment had not occurred.

(b) If, prior to the Lockout Expiration Date, the indebtedness evidenced by this Note shall have been declared due and payable by Lender pursuant to Article II hereof or the provisions of any other Loan Document due to an Event of Default by Borrower, then, in addition to the indebtedness evidenced by this Note being immediately due and payable, there shall also then be immediately due and payable a prepayment fee in an amount equal to the Yield Maintenance Premium (as hereinafter defined) based on the entire indebtedness on the date of such acceleration. In addition to the amounts described in the preceding sentence, in the event of any such acceleration or tender of payment of such indebtedness occurs or is made on or prior to the first (1st) anniversary of the date of this Note, there shall also then be immediately due and payable an additional prepayment fee of three percent (3%) of the principal balance of this Note. The term “Yield Maintenance Premium” shall mean an amount equal to the greater of (A) two percent (2.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of this Note and on the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date. The term “Payment Differential” shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term “Reinvestment Yield” shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In the event that any prepayment fee is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the fifteen (15) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment fee.

(c) Partial prepayments of this Note shall not be permitted, except for partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument, in which event no prepayment fee or premium shall be due unless, at the time of either Lender’s receipt of such proceeds or the application of such proceeds to the outstanding principal balance of this Note, an Event of Default exists, which Event of Default is unrelated to the applicable casualty or condemnation, in which event the applicable prepayment fee or premium shall be due and payable based upon the amount of the prepayment. No notice of prepayment shall be required under the circumstances specified in the preceding sentence. No principal amount repaid may be reborrowed. Any such partial prepayments of principal shall be applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section 1.2 above. Except as otherwise expressly provided in this Section, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Lender’s exercise of its rights upon the occurrence of an Event of Default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee.

(d) i) On any Payment Date on or after the earlier to occur of (x) four (4) years following the first Payment Date hereunder, and (y) the day immediately following the date which is two (2) years after the “startup day,” within the meaning of Section 860G(a) (9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”), of a “real estate mortgage investment conduit,” within the meaning of Section 860D of the Code (a “REMIC Trust”), that holds this Note, and provided no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, at Borrower’s option, Lender shall cause the release of the Property from the lien of the Security Instrument and the other Loan Documents (a “Defeasance”) upon the satisfaction of the following conditions:

(A) Borrower shall give not more than ninety (90) days’ or less than thirty (30) days’ prior written notice to Lender specifying the date Borrower intends for the Defeasance to be consummated (the “Release Date”), which date shall be a Payment Date.

(B) All accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to and including the Release Date shall be paid in full on or prior to the Release Date.

(C) Borrower shall deliver to Lender on or prior to the Release Date:

(1) a sum of money in immediately available funds (the “Defeasance Deposit”) which shall be sufficient to enable Lender to purchase, through means and sources customarily employed and available to Lender, or at the election of Borrower to enable a third party defeasance company selected by Borrower and reasonably acceptable to Lender to purchase on behalf of Lender, for the account of Borrower, (x) direct, non-callable, fixed rate obligations of the United States of America or (y) non-callable, fixed rate obligations, other than U.S. Treasury Obligations, that are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and to the third Payment Date prior to the Maturity Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and/or interest required to be paid under this Note for the balance of the term hereof (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance satisfactory to Lender in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement (as hereinafter defined) the first priority security interest in the Defeasance Collateral in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests.

(2) a pledge and security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”);

(3) a certificate of Borrower certifying that all of the requirements set forth in this subsection 1.5(d)(i) have been satisfied;

(4) one or more opinions of counsel for Borrower in form and substance and delivered by counsel which would be reasonably satisfactory to Lender stating, among other things, that (i) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower’s estate under Section 541 of the U.S. Bankruptcy Code, as amended, or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code, as amended, or applicable state law, (iii) the release of the lien of the Security Instrument and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds this Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an “investment company” under the Investment Company Act of 1940;

(5) evidence in writing from any applicable Rating Agency (as defined in the Security Instrument) to the effect that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance for any Securities (as hereinafter defined) issued in connection with the securitization which are then outstanding; provided, however, no evidence from a Rating Agency shall be required if this Note does not meet the then-current review requirements of such Rating Agency.

(6) a certificate in form and scope acceptable to Lender in its reasonable discretion from an independent accountant reasonably acceptable to Lender certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this Note (including the scheduled outstanding principal balance of the Loan due on the Maturity Date);

(7) Borrower and any guarantor or indemnitor of Borrower’s obligations under the Loan Documents for which Borrower has personal liability executes and delivers to Lender such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of such personal liability and guaranty or indemnity, respectively for any acts, omissions, liabilities or obligations arising on or prior to the Release Date;

(8) such other certificates, documents or instruments as Lender may reasonably require; and

(9) payment of all reasonable fees, costs, expenses and charges actually incurred by Lender in connection with the Defeasance of the Property and the purchase of the Defeasance Collateral, including, without limitation, all reasonable legal fees and costs and expenses incurred by Lender or its agents in connection with release of the Property, review of the proposed Defeasance Collateral and preparation of the Defeasance Security Agreement and related documentation, any revenue, documentary, stamp, intangible or other taxes, charges or fees due in connection with transfer of the Note, assumption of the Note, or substitution of collateral for the Property shall be paid on or before the Release Date. Without limiting Borrower’s obligations with respect thereto, Lender shall be entitled to deduct all such fees, costs, expenses and charges from the Defeasance Deposit to the extent of any portion of the Defeasance Deposit which exceeds the amount necessary to purchase the Defeasance Collateral.

(D) In connection with the Defeasance Deposit, unless Borrower shall make satisfactory arrangements with a third party provider reasonably acceptable to Lender, Borrower hereby authorizes and directs Lender using the means and sources customarily employed and available to Lender to use the Defeasance Deposit to purchase for the account of Borrower the Defeasance Collateral. Furthermore, the Defeasance Collateral shall be arranged such that payments received from such Defeasance Collateral shall be paid directly to Lender to be applied on account of the indebtedness of this Note. Any part of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and to pay the other and related costs Borrower is obligated to pay under this Section 1.5 shall be promptly refunded to Borrower.

(ii) Upon compliance with the requirements of subsection 1.5(d)(i), the Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument from the Property.

(iii) Upon the release of the Property in accordance with this Section 1.5(d), Borrower shall assign all its obligations and rights under this Note together with the pledged Defeasance Collateral, to a newly created entity which complies with the terms of Section 1.33 of the Security Instrument designated by Borrower and approved by Lender in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower's obligations under this Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (x) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to a prudent lender stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that this Note and the Defeasance Security Agreement as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses (including, but not limited to, legal fees) incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrower and any guarantor shall be relieved of its obligations hereunder, under the other Loan Documents other than as specified in Section 1.5(d)(i)(C)(7) above and under the Defeasance Security Agreement.

Section 1.6 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, that certain mortgage (the “Security Instrument”) from Borrower for the benefit of Lender, dated of even date herewith, covering the Property. The Security Instrument, together with this Note and all other documents to or of which Lender is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the “Loan Documents”. All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument. All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

ARTICLE II

DEFAULT

Section 2.1 Events of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made on the date such payment is due, or should any other default occur under any other Loan Document and not be cured within any applicable grace, cure or notice period (if any), then an Event of Default (an “Event of Default”) shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

Section 2.2 Late Charges. In the event that any payment (other than the final payment due on the Maturity Date) is not received by Lender on the date when due (subject to any applicable grace period), then, in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5%) of the amount of such overdue payment.

Section 2.3 Default Interest Rate. So long as any Event of Default exists hereunder or under any other Loan Document, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note, from the date due until the date credited, at a rate per annum equal to five percent (5%) in excess of the Note Rate, or, if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law (as applicable, the “Default Interest Rate”), and such default interest shall be immediately due and payable.

Section 2.4 Borrower’s Agreements. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and to the extent permitted by applicable law may be pursued singly, successively or together, in Lender’s discretion.

Section 2.5 Borrower to Pay Costs. In the event that this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees.

Section 2.6 Exculpation. Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the obligations of Borrower hereunder shall be non-recourse except with respect to the Property and as otherwise provided in Section 18.32 of the Security Instrument, the terms of which are incorporated herein.

ARTICLE III

GENERAL CONDITIONS

Section 3.1 No Waiver; Amendment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and to the fullest extent permitted by law, Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Section 3.2 Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

Section 3.3 Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid or agreed to be paid (“Interest”) to Lender for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under the law deemed to be Interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof until payment in full of the principal balance of this Note so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. To the extent United States federal law permits a greater amount of interest than is permitted under the law of the State in which the Property is located , Lender will rely on United States federal law for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the maximum lawful rate under the law of the State in which the Property is located or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. This Section 3.3 will control all agreements between Borrower and Lender.

Section 3.4 Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

Section 3.5 Unconditional Payment. Subject to Section 2.6 above, Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

Section 3.6 Governing Law. THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE SATE IN WHICH THE PROPERTY IS LOCATED.

Section 3.7 Waiver of Jury Trial. BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT EVIDENCED BY THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Successors and Assigns; Joint and Several; Interpretation. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors in title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors in title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

Section 4.2 Taxpayer Identification. Borrower's Tax Identification Number is 20-4533760.

ARTICLE V

STATE SPECIFIC PROVISIONS

Section 5.1 All agreements between the Borrower and the Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Lender of this Promissory Note for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable. If, from any circumstances whatsoever, fulfillment of any provision of the Mortgage or by any other agreement referred to therein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, then ipso facto, the obligation to be fulfilled shall be reduced to the maximum limit of such validity, and if for any circumstances whatsoever the Lender of this Promissory Note shall ever receive interest, the amount of which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender.

Section 5.2 AS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN EVIDENCED HEREBY, LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PROMISSORY NOTE, THE LOAN EVIDENCED HEREBY, ALL DOCUMENTS AND AGREEMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THE LOAN EVIDENCED HEREBY, AND ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

Section 5.3 The proper Florida Documentary Stamp Taxes in the amount of $17,151.40 have been paid and the proper documentary stamps have been affixed to the Mortgage securing this Promissory Note, dated of even date herewith, recorded in the public records of St. Johns County, Florida.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

WITNESSES:	BORROWER:

LVP ST. AUGUSTINE OUTLETS LLC, a Delaware limited liability company

/s/ Joy DeVita	By:	Lightstone Value Plus REIT LP,
Signature		a Delaware limited partnership, Its: Sole Member

Joy DeVita		By	Lightstone Value Plus Real Estate
Print Name			Investment Trust, Inc, a Maryland corporation Its: General Partner

/s/ Dina Berg
Signature			By	/s/ David Lichtenstein
Name: David Lichtenstein Title: President
Dina Berg
Print Name

STATE OF New Jersey

COUNTY OF Ocean

The foregoing instrument was acknowledged before me this ___ day of March, 2006 by David Lichtenstein, the President and duly authorized agent of Lightstone Value Plus Real Estate Investment Trust, Inc, a Maryland corporation, the General Partner of Lightstone Value Plus REIT LP, a Delaware limited partnership, the Sole Member of LVP ST. AUGUSTINE OUTLETS LLC, a Delaware limited liability company. He is personally known to me or has produced _________________________ as identification.

(Seal)

/s/ Anna E. Waddy Notary Public Print Name: Anna Waddy

My Commission Expires: 12/22/2010

ANNEX 1 TO $27,250,000.00 PROMISSORY NOTE
BY LVP ST. AUGUSTINE OUTLETS LLC
TO WACHOVIA BANK, NATIONAL ASSOCIATION

Pay Period	Pay Date	Scheduled Payment
1	5/11/2006	$138,293.75
2	6/11/2006	$142,903.54
3	7/11/2006	$138,293.75
4	8/11/2006	$142,903.54
5	9/11/2006	$142,903.54
6	10/11/2006	$138,293.75
7	11/11/2006	$142,903.54
8	12/11/2006	$138,293.75
9	1/11/2007	$142,903.54
10	2/11/2007	$142,903.54
11	3/11/2007	$129,074.17
12	4/11/2007	$142,903.54